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                                                           [ECHLIN LOGO]

May 4, 1998


            ECHLIN INC. BOARD REJECTS SPX OFFER AS INADEQUATE; SAYS
             INTERESTS OF SHAREHOLDERS, OTHER CONSTITUENCIES WILL
                     BE BEST SERVED BY A MERGER WITH DANA

      Branford, CT, May 4, 1998 -- Echlin Inc. (NYSE:ECH), the global motor vehicle parts manufacturer, announced today that its board of directors voted unanimously to recommend that Echlin shareholders reject SPX Corporation's exchange offer as not adequate and not in the best interests of Echlin, Echlin's shareholders or other Echlin constituencies. In connection with its deliberation on the SPX offer, the board received the opinion of its financial advisor, Salomon Smith Barney, that the SPX offer is inadequate. The board of directors also voted to approve and recommend to its shareholders a business combination with Dana Corporation. The board determined that the strategic merger with Dana was also superior from the viewpoint of Echlin's employees, suppliers, creditors, customers and communities in which Echlin operates.

      Larry McCurdy, chairman, president and chief executive officer of Echlin said, "We are delighted that the board has approved the combination with Dana. The board considered several factors in determining that the transaction is desirable, including the significantly superior immediate value it will provide to shareholders, along with the opportunity for all stakeholders to participate in the upside potential of a combined Echlin and Dana. In addition, the combined company will offer customers a full range of high-quality automotive products, building on both companies' strong brands and long-standing distribution relationships."

      Echlin will be filing its Schedule 14D-9 with the Securities and Exchange Commission today in which the reasons for the board's determinations will be described in greater detail.